Exhibit 10.2

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT made this 5th day of April, 2006 by and among (I) MICROWAVE ROASTERS, INC., an Alabama corporation (the "Company"), (ii) holders of Common Stock, whose names are set forth under the heading "Holders" on Schedule I hereto and each person who shall, after the date hereof, acquire shares of Common Stock and join in and become a party to this Agreement by executing and delivering to the Company an Instrument of Accession in the form of Schedule II hereto (the persons described in this clause (ii) being referred to collectively as the "Holders" and singularly as a "Holder") and (iii) those persons whose names are set forth under the heading "Investors" on Schedule I hereto (the persons described in this clause (iii) being referred to collectively as the "Investors").  (Holders and Investors are together collectively referred to as “Stockholders” and singularly as “Stockholder”).

WITNESSETH:

WHEREAS, the Holders currently own collectively approximately ELEVEN THOUSAND (11,000)  shares of the Common Stock, par value $1.00 per share (the "Common Stock"), of the Company; and

WHEREAS, the Investors are acquiring simultaneously herewith an aggregate of up to ELEVEN THOUSAND FOUR HUNDRED FORTY-NINE (11,449.00) shares of the Company's common stock pursuant to a certain Stock Purchase Agreement dated as of the date hereof, by and among the Investors and the Company (the "Purchase Agreement").

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Holders and the Investors agree as follows:

1.

Prohibited Transfers. No Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the Shares (as hereinafter defined) owned by them except in compliance with the terms of this Agreement. For purposes of this Agreement, the term "Shares" shall mean and include all shares of Common Stock, Preferred Stock or any other capital stock of the Company owned by the Holders or Investors, whether presently held or hereafter acquired. The Company shall not transfer on its books any shares of its capital stock which are subject to this Agreement unless the provisions hereof have been complied with in full. Any purported transfer by a Stockholder of capital stock of the Company without full compliance with the provisions of this Agreement shall be null and void.

2.

Right of First Refusal on Dispositions.

(a)

If at any time any Stockholder wishes to sell, assign, transfer or otherwise dispose of any or all Shares owned by him pursuant to the terms of a bona fide offer received from a third party, he shall submit a written offer to sell such Shares to the Company on terms and conditions, including price, not less favorable to the Company than those on which he proposes to sell such Shares to such third party (the "Offer"). The Offer shall disclose the identity of the proposed purchaser or transferee, the Shares proposed to be sold or transferred, the agreed terms of the sale or transfer, including price, and any other material facts relating to the sale or transfer. Within thirty (30) days after receipt of the Offer, the Company shall give notice to such Stockholder of its intent to purchase all or any portion of the offered Shares on the same terms and conditions as set forth in the Offer.

(b)

If, for any reason whatever, the Company shall not exercise its right to purchase all of the offered Shares as provided herein, then each of the remaining Stockholders shall have the right to purchase, on the same terms and conditions set forth in the Offer, that portion of the offered Shares which the Company shall not have agreed to purchase from the selling Stockholder (all such remaining shares being referred to as the "Remaining Offered Shares") to be determined in the manner set forth herein. Each Stockholder shall have the right to purchase that number of the Remaining Offered Shares as shall be equal to the aggregate Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Stock (as defined in Section 5 below) of the Company then owned by such Stockholder (including any shares of Stock deemed to be beneficially owned by such Stockholder pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934 ("Rule 13d-3")) and the denominator of which is the aggregate number of shares of Stock then issued and outstanding and held by (and deemed to be beneficially owned pursuant to Rule 13d-3 by) all the Stockholders. The amount of Shares each Stockholder or Qualified Transferee, as that term is defined below, is entitled to purchase under this Section 2 shall be referred to as such Stockholder's "Pro Rata Fraction." Each Stockholder shall have the right to transfer his right to any Pro Rata Fraction or part thereof to any Qualified Transferee. In the event a Stockholder does not wish to purchase or to transfer his right to purchase his Pro Rata Fraction, then any Stockholders who so elect shall have the right to purchase, on a pro rata basis with any other Stockholders who so elects, any Pro Rata Fraction not purchased by a Stockholder or Qualified Transferee.

(c)

Each Stockholder shall act upon the Offer as soon as practicable after receipt from the Company of notice that it has not elected to purchase all of the offered Shares, and in all events within thirty (30) days after receipt thereof. Each Stockholder shall have the right to accept the Offer as to all or part of the Remaining Offered Shares offered thereby. In the event that a Stockholder shall elect to purchase all or part of the Remaining Offered Shares covered by the Offer, said Stockholder shall individually communicate in writing such election to purchase to whichever of the selling Stockholders has made the Offer, which communication shall be delivered by hand or mailed to such Selling Stockholder at the address set forth in Section 8 below and shall, when taken in conjunction with the Offer be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered thereby.

(d)

In the event that the Company and the remaining Stockholders, taken together, do not purchase all of the Shares offered by a Selling Stockholder pursuant to and within sixty (60) days after the Offer, each such agreement to purchase the Shares shall be deemed null and void, and such Shares may be sold by such selling Stockholder at any time within 90 days after the expiration of the Offer, but subject to the provisions of Section 3 below. Any such sale shall be at not less than the price and upon other terms and conditions, if any, not more favorable to the purchaser than those specified in the Offer. Any Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer and re-sale pursuant to this Section.

(e)

For purposes of this Section 2, a "Qualified Transferee" of a Stockholder shall mean any person (I) who is a Stockholder, (ii) who is an "affiliated person" of a Stockholder, as that term is defined in the Investment Company Act of 1940, (iii) who is a partner of a Stockholder

3.

Right of Participation in Sales.

(a)

If at any time any Stockholder wishes to sell, or otherwise dispose of any Shares owned by him to any person (the "Purchaser") in a transaction which is subject to the provisions of Section 2 hereof and subject to the exercise of rights under such Section 2, each Stockholder shall have the right to require, as a condition to such sale or disposition, that the Purchaser purchase from said Stockholder at the same price per Share and on the same terms and conditions as involved in such sale or disposition by the Stockholder the same percentage of shares of Stock owned (and deemed to be beneficially owned under Rule 13d-3) by such Stockholder as such sale or disposition represents with respect to said shares of Stock then owned by whichever of the Stockholders is selling.

(b)

Each Stockholder wishing so to participate in any such sale or disposition shall notify the selling Stockholder of such intention as soon as practicable after receipt of the Offer made pursuant to Section 2, and in all events within thirty (30) days after receipt thereof. In the event that a Stockholder shall elect to participate in such sale or disposition, said Stockholder shall individually communicate such election to the selling Stockholder, which communication shall be delivered by hand or mailed to such Stockholder at the address set forth in Section 8 below. The selling Stockholder and the participating Stockholders shall sell to the Purchaser all, or at the option of the Purchaser, any part of the Stock proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those originally offered; provided, however, that any purchase of less than all of such Stock by the Purchaser shall be made from the selling Stockholder and/or each participating Stockholder based upon a fraction, the numerator of which is the number of shares of Stock of the Company then owned by the selling Stockholder or such participating Stockholder (including any shares of Stock deemed to be owned under Rule 13d-3) and the denominator of which is the aggregate number of shares of Stock held by (and deemed to be held pursuant to Rule 13d-3 by) all of the participating Stockholders (including the selling Stockholder). The selling Stockholder shall use his or its best efforts to obtain the agreement of the Purchaser to the participation of the participating Stockholders in the contemplated sale, and shall not sell any Stock to such Purchaser if such Purchaser declines to permit the participating Stockholders to participate pursuant to the terms of this Section 3.

4.

Permitted Transfers.

(a)

Anything herein to the contrary notwithstanding, the provisions of Sections 1, 2 and 3 shall not apply to: (I) any transfer of Shares by a Stockholder by gift or bequest or through inheritance to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members; (ii) any transfer of Shares by a Stockholder to a trust in respect of which he or she serves as trustee, provided that the trust instrument governing said trust shall provide that such Stockholder, as trustee, shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of this Agreement; (iii) any sale of Common Stock in a public offering pursuant to a registration statement filed by the Company with the Securities and Exchange Commission; and (iv) any repurchase of shares of Common Stock from officers, employees, directors or consultants of the Company which are subject to restrictive stock purchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including termination of employment.

(b)

In the event of any such transfer, other than pursuant to subsection (a)(iii) of this Section 4, the transferee of the Shares shall hold the Shares so acquired with all the rights conferred by, and subject to all the restrictions imposed by this Agreement, and as a condition to such transfer, each such transferee shall execute and deliver an instrument of accession in the form of Schedule II agreeing to be bound by the provisions of this Agreement.

5.

Election of Directors.

(a)

 Each of the parties hereto agrees to vote all of the Stock (as hereinafter defined) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company, to the extent permitted pursuant to the Company's certificate of incorporation, the following:

(i)

the then current President or Chief Executive Officer of the Company;

(ii)

one (1) person who shall represent the Investors who shall initially be Melvin Wyman; and

(iii)

one (1) person who shall be reasonably acceptable to the Company and the directors elected pursuant to (ii) above, who shall have relevant experience in the industry and have no affiliation with the Company.

(b)

Each of the parties further covenants and agrees to vote, to the extent possible, all shares of Stock of the Company now owned or hereafter acquired by such party so that the Company's Board of Directors shall consist of no more than three (3) members. For the purposes of this Agreement, "Stock" shall mean and include all Preferred Stock and all shares of Common Stock, and all other securities of the Company which may be exchangeable for, convertible into or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividends, combination, reclassification, reorganization or any other means).

(c)

Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this Section 5 shall be filled by another person designated in a manner so as to preserve the constituency of the Board as provided above.

6.

Matters Requiring Unanimous Approval of Directors.  The matters set forth on Schedule III hereto shall only be undertaken with the consent in writing of all the directors of the Company.

7.

Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (I) the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offering or sale by the Company of its Common Stock in which (x) the net proceeds received by the Company shall be at least $__ million.

8.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first class, registered or certified mail (air mail if to or from outside the United States), return receipt requested, postage prepaid, if to each Holder at his respective address set forth on Schedule I hereto or on the Instrument of Accession pursuant to which he became a party to this Agreement, and if to the Investors, at their respective addresses set forth on Schedule I hereto or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this Section 8.

9.

Lock-up Agreement. Each of the Holders and the Investors hereby agrees in connection with a Qualified Public Offering, upon the request of the principal underwriter managing the initial public offering of the Company, not to sell publicly any Shares now owned or hereafter acquired by him and subject to this Agreement without the prior written consent of such underwriter for a period of time (not to exceed one hundred eighty (180) days) from the consummation of such Qualified Public Offering as the underwriter may specify.

10.

Failure to Deliver Shares. If a Stockholder becomes obligated to sell any Shares owned by, or held for the benefit of, such Stockholder to another Stockholder or a Qualified Transferee under this Agreement and fails to deliver such shares in accordance with the terms of this Agreement, such Stockholder may, at its option, in addition to all other remedies it may have, send to the Company for the benefit of such Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to said Stockholder, (a) shall cancel on its books the certificate(s) representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such Investor, a new certificate(s) representing such Shares, and thereupon all of said Stockholder's rights in and to such shares shall terminate. The Company may exercise a similar remedy in enforcing its rights under Section 2. If a Stockholder transfers any shares to a Purchaser in violation of this Agreement, the Company may, at the election of a majority of the disinterested members of the Board of Directors, cancel on the books of the Company any shares of capital stock then held by such Stockholder, and any such breaching Stockholder agrees to purchase from the Purchasers and any transferee a number of shares of capital stock equal to the amount so transferred in violation of this Agreement.

11.

Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

12.

Legend. The certificates representing the Shares shall bear on their face a legend indicating the existence of the restrictions imposed hereby.

13.

Entire Agreement. This Agreement and the Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter.

14.

Waivers and Further Agreements. Any of the provisions of this Agreement may be waived by an instrument in writing executed and delivered by Stockholders holding at least Seventy-Five Percent (75%) in interest of the Common Stock (including shares of Common Stock into which any shares of Preferred Stock are convertible) then held or deemed to be held by all Stockholders. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to anyone or additional Investors any rights more favorable than any rights granted to all other Investors or otherwise treats anyone or more Investors differently than all other Investors.

15.

Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (I) the Company, and

(ii) Investors holding at least Seventy-Five Percent (75%) in interest of the shares of Common Stock issued or issuable to the Investors (including shares of Common Stock into which any shares of Preference Stock are convertible).

16.

Assignment: Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

17.

Severability. In case anyone or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

18.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19

Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

20.

Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Law of the State of Alabama as to matters within the scope thereof, and as to all other matters shall be construed and enforced in accordance with and governed by the internal laws of the State of Alabama, without regard to its principles of conflicts of laws.

21.

Additional Parties. Any purchaser of Preferred Stock pursuant to the Purchase Agreement shall become a party to this Agreement by executing and delivering to the Company a counterpart to this Agreement. Upon such execution and delivery, such purchaser shall be deemed to be an "Investor" hereunder with all of the rights and obligations thereof.

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IN WITNESS WHEREOF, the undersigned have executed this Stockholders Agreement as a sealed instrument as of the day and year first above written.

MICROWAVE ROASTERS, INC.

By: Steven J. Grossman, President

STEVEN J. GROSSMAN, President

POP-N-GO, INC.

By: Melvin Wyman, CEO

MELVIN WYMAN, CEO

HOLDERS:

Steven J. Grossman

Ricky Childress

Peter Grossman

Erik Diamond

Steve Ellett

Greg Friedlander

Allen Schooler

INVESTORS:

POP-N-GO, INC.

SCHEDULE I

MICROWAVE ROASTERS, INC.

SCHEDULE OF HOLDERS AND INVESTORS

Names

    No. of Shares

HOLDERS:

Steven J. Grossman

7,500

Ricky Childress

2,300

Peter Grossman

400

Erik Diamond

250

Steve Ellett

200

Greg Friedlander

58

Allen Schooler

24

INVESTORS:

POP-N-GO, INC.

10,732 shares of common stock

SCHEDULE II

MICROWAVE ROASTERS, INC.

INSTRUMENT OF ACCESSION

The undersigned ________________, as a condition precedent to becoming the owner or holder of record of

___________________ (______) shares of the __________

stock, par value $.001 per share, of Microwave Roasters, Inc., a ________ corporation (the “Company"), hereby agrees to become a Holder under that certain Investor Rights Agreement dated as of _________________,2005 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

____________________________________

(Print Name) _________________________

Address:

_____________________________________

_____________________________________

Date: ________________________________

Accepted:

MICROWAVE ROASTERS, INC.

By:___________________________________

      STEVEN J. GROSSMAN, President

      Date: ______________________________

SCHEDULE III

MICROWAVE ROASTERS, INC.

MATTERS REQUIRING UNANIMOUS CONSENT OF DIRECTORS

Pursuant to Section 6 of the Agreement, the following matters shall require the written consent of all of the directors of the Company:

(a)

the approval of, or any amendment to, the annual operating and capital expenditure budgets or the business plan of the Company.

(b)

The entering into, execution, acknowledgment, amendment, supplement, cancellation or termination of any Material Contract on behalf of the Company.  For this purpose, “Material Contract” means any of the following:

(I)

any contract, agreement or other instrument to be entered into by the

Company with any Shareholder or an Affiliate of a Shareholder;

(ii)

any contract, agreement or other instrument to be entered into by the Company which may in the aggregate over the term of the contract, agreement or instrument involve an obligation of the Company, to pay in excess of $50,000.00; and

(iii)

any other contract, agreement or other instrument to be entered into by the Company which is material to the business, condition (financial or otherwise), operations or performance of the Company or its Subsidiaries;

(c)

any change in the authorized signing officers of the Company in respect of legal documents or transactions with any bank or other financial institution;

(d)

the appointment of, or any changes to, the officers or other senior management of the Company;

(e)

the declaration or payment of, or agreement to declare or pay, any dividend, salary, bonus, fees or other amount by the Company to any Shareholder or Affiliate of a Shareholder;

(f)

any borrowing by the Company;

(g)

the guarantee by the Company of the debts of any other person;

(h)

any amendment to the Memorandum, Articles or other corporate documents of the Company;

(i)

the consolidation or merger of the Company with any other company, association, partnership or other legal entity or the sale of substantially all its assets;

(j)

the winding-up or liquidation of the Company, the institution of proceedings to be adjudicated a bankrupt or insolvent, the consenting to the institution of such proceedings against the Company, the consenting to the institution of bankruptcy or insolvency proceedings against the Company, the consenting to the filing of any such petition or to the appointment of a receiver or receiver manager of the property of the Company, the making of a general assignment for the benefit of creditors, the filing of  a proposal to settle payments of creditors’ liabilities, the admission in writing of the insolvency of the Company, or the taking of any corporate action in furtherance of any of the aforesaid purposes.

(k)

A transaction involving the sale of a material percentage of the assets of the Company.